Exhibit 99.2

Certificate of Chief Financial Officer

Of

American Community Properties Trust

(pursuant to 18 U.S.C. Section 1350)

I, Cynthia L. Hedrick, Chief Financial Officer of American Community Properties Trust, certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of American Community Properties Trust for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission on the date hereof (i) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained therein fairly presents, in all material respects, the financial condition and results of operations of American Community Properties Trust.

/s/ Cynthia L. Hedrick
Cynthia L. Hedrick
Chief Financial Officer
November 14, 2002